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                                                                      Exhibit 5

                                    [GRAPHIC]

                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW
     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                     TEL (716) 856-0600 FAX (716) 856-0432

                               February 21, 2003

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062

   Re: Sizeler Property Investors, Inc.
       Registration Statement on Form S-3

Ladies and Gentlemen:

   We have acted as counsel to Sizeler Property Investors, Inc. (the "Company"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 2,000,000 shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock"), which Common Stock will be sold pursuant to the terms and conditions of the Company's Direct Stock Purchase and Dividend Reinvestment Plan and substantially in the form of Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan").

   We have examined such corporate records of the Company and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland.

      2. When the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Common Stock has been sold and delivered pursuant to the terms and conditions set forth in the Plan, the Common Stock will be validly issued, fully-paid and non-assessable.

   We hereby consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name herein.

                                          Very truly yours,

                                          /s/ Jaeckle Fleischmann & Mugel, LLP